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                                            EXHIBIT 4.5




                   AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT
                       WAIVER OF CERTAIN LOCK-UP LIMITATIONS


                                                 OCTOBER 15, 1996


THIS IS TO EVIDENCE THE AGREEMENT BY AND BETWEEN THE PERSONS NAMED BELOW (THE "SECURITYHOLDERS") AND THE BISYS GROUP, INC. ("BISYS") TO AMEND THE REGISTRATION RIGHTS AGREEMENT DATED APRIL 22, 1996 BY AND BETWEEN THE SECURITYHOLDERS AND BISYS TO ALLOW FOR ONE DEMAND REGISTRATION RIGHT FOR REGISTRATION OF UP TO TWO YEARS OF CERTAIN SHARES OF COMMON STOCK OF BISYS HELD BY THE SECURITYHOLDERS AND THE AGREEMENT OF BISYS TO WAIVE CERTAIN LIMITATIONS ON THE SECURITYHOLDERS WITH RESPECT TO THE TRANSFER OF SHARES OF COMMON STOCK OF BISYS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") DATED APRIL 22, 1996 AMONG BISYS, BISYS ACQUISITION CORP., STRATEGIC SOLUTIONS GROUP, INC. AND THE SECURITYHOLDERS, IN EACH CASE, EFFECTIVE OCTOBER 15, 1996 AS MORE FULLY AND SPECIFICALLY SET FORTH BELOW.

1. THE LAST SENTENCE OF SUBPARAGRAPHS (B) OF SECTION 2 (REQUIRED REGISTRATION) OF THE REGISTRATION RIGHTS AGREEMENT IS REPLACED IN ITS ENTIRETY WITH THE
FOLLOWING:

    "THE COMPANY SHALL NOT BE OBLIGATED TO EFFECT REGISTRATION OF REGISTERABLE STOCK PURSUANT TO THIS SECTION 2 ON MORE THAN ONE OCCASION WHICH OBLIGATION SHALL BE SATISFIED UPON REGISTRATION OF THE REGISTERABLE STOCK AS REQUESTED BY NOTICE FROM THE SECURITYHOLDERS DATED SEPTEMBER 20, 1996."

2. THE NEXT TO LAST PARAGRAPH OF SECTION 4 (REGISTRATION PROCEDURES) OF THE REGISTRATION RIGHTS AGREEMENT IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

    "FOR PURPOSES OF SECTION 4(A) AND (B) ABOVE, THE PERIOD OF DISTRIBUTION OF REGISTERABLE STOCK IN A FIRM COMMITMENT UNDERWRITTEN PUBLIC OFFERING SHALL BE DEEMED TO EXTEND UNTIL EACH UNDERWRITER HAS COMPLETED THE DISTRIBUTION OF ALL SECURITIES PURCHASED BY IT, AND THE PERIOD OF DISTRIBUTION OF REGISTERABLE STOCK IN ANY OTHER REGISTRATION SHALL BE DEEMED TO EXTEND UNTIL THE EARLIER TO OCCUR OF THE SALE OF ALL REGISTERABLE STOCK COVERED THEREBY OR TWO YEARS AFTER THE EFFECTIVE DATE."

ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT. THIS AMENDMENT MAY BE EXECUTED IN COUNTERPARTS BY FACSIMILE SIGNATURE WHICH COUNTERPARTS WHEN TAKEN TOGETHER SHALL CONSTITUTE A BINDING AGREEMENT.

SECURITYHOLDERS:                       THE BISYS GROUP, INC.

 /s/ CHARLES F. GOETZ              BY:  /s/ ROBERT J. MCMULLAN
-------------------------            -------------------------------
    CHARLES F. GOETZ                   ROBERT J. MCMULLAN
                                       EXECUTIVE VICE PRESIDENT AND
                                       CHIEF FINANCIAL OFFICER
 /s/ ROBERT M. JONES
-------------------------
    ROBERT M. JONES

 /s/ PAUL G. HENRY
-------------------------
    PAUL G. HENRY

 /s/ BYRON S. KOPMAN
-------------------------
    BYRON S. KOPMAN

 /s/ LARRY STEELE
-------------------------
    LARRY STEELE

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PAGE 2.
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT
WAIVER OF CERTAIN LOCK-UP LIMITATIONS
OCTOBER 15, 1996



    BISYS HEREBY WAIVES CERTAIN LIMITATIONS OF SECTION 7.11 (TRANSFER RESTRICTIONS AFTER THE EFFECTIVE TIME) (A) (LOCK-UP) OF THE MERGER AGREEMENT TO EXPRESSLY PERMIT, AFTER SEPTEMBER 30, 1996, THE TRANSFER OF THE SHARES OF BISYS COMMON STOCK RECEIVED BY THE SECURITYHOLDERS IN CONNECTION WITH THE MERGER (I) TO A TRUST AS CONTEMPLATED BY SECTION 10 (MISCELLANEOUS) (B) OF THE REGISTRATION RIGHTS AGREEMENT AND/OR (II) TO EFFECT A "COLLAR" TRANSACTION FOR PURPOSES OF MITIGATING RISK AND PRESERVING A "CONTINUITY OF INTEREST"; PROVIDED THAT ANY SHARES SUBJECT TO SUCH "COLLAR" TRANSACTION SHALL NOT BE CONSIDERED
REGISTERABLE STOCK FOR PURPOSES OF THE REGISTRATION RIGHTS AGREEMENT.





                             THE BISYS GROUP, INC.




                             BY:   /s/ ROBERT J. MCMULLAN
                                 ------------------------------------
                                  ROBERT J. MCMULLAN
                                  EXECUTIVE VICE PRESIDENT AND
                                  CHIEF FINANCIAL OFFICER